UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2014
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement.
On March 12, 2014, Post Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Agreement”) with Barclays Capital Inc. and Goldman, Sachs & Co., as representatives (the “Representatives”) of the several underwriters named in Schedule I to the Agreement (the “Underwriters”). Pursuant to the terms and conditions of the Agreement, the Company agreed to sell 5,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), at a price to the public of $55.00 per share (the “Offering”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock. On March 13, 2014, the Representatives provided notice to the Company that the Underwriters exercised this option in full.
The Company closed the Offering, including the issuance of the additional 750,000 shares, on March 18, 2014 in accordance with the terms of the Underwriting Agreement. Net proceeds from the offering, after commissions or discounts to the Underwriters and the payment of certain expenses, were approximately $303.1 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which could include, among other things, financing its pending acquisition of the PowerBar and Musashi business from Nestlé S.A. and any future acquisition opportunities, working capital and capital expenditures.
The sale of the shares of Common Stock was registered pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-194459) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), including the prospectus supplement filed by the Company with the Commission, dated March 12, 2014 (the “Prospectus Supplement”), to the prospectus contained in the Registration Statement dated March 10, 2014.
The Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after March 12, 2014 without first obtaining the written consent of Barclays Capital Inc. on behalf of the Underwriters, subject to certain exceptions as described in the Prospectus Supplement. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.
A copy of the Agreement is attached hereto as Exhibit 1.1, and the description of the terms of the Agreement in this Item 1.1 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Lewis, Rice & Fingersh, L.C. relating to the validity of the shares of Common Stock sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement by and among Post Holdings, Inc., Barclays Capital Inc. and Goldman, Sachs & Co., dated March 12, 2014
5.1	Opinion of Lewis, Rice & Fingersh, L.C.
23.1	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1).

4